UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-55908	37-1765151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1620 Beacon Place

Oxnard, California 93033

(Address of principal executive offices) (Zip Code)

(805) 824-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Asset Purchase Agreement and Promissory Note

On July 22, 2022, CURE Pharmaceutical Corporation, a California corporation (“CURE Pharmaceutical”), a wholly-owned subsidiary of CURE Pharmaceutical Holding Corp. (the “Company”), entered into an Asset Purchase Agreement (the “APA”) by and between CURE Pharmaceutical and TF Tech Ventures, Inc., a Delaware corporation (the “Buyer”), pursuant to which Buyer purchased certain assets of CURE Pharmaceutical (the “Asset Sale”), including certain patents which the Company assigned to CURE Pharmaceutical prior to the closing of the Asset Sale. The Asset Sale closed simultaneously with the execution of the APA on July 22, 2022 (the “Closing”).  Detailed information regarding the terms of the Asset Sale, including the particular assets sold to the Buyer, is set forth in the APA and the additional documents described in this Item 1.01.

The total consideration paid to CURE Pharmaceutical in connection with the Asset Sale was $20,000,000, which consisted of (i) the cancellation of indebtedness owed by Cure Pharmaceutical to the Buyer in an amount equal to $4,150,000, (iii) $2,000,000 payable in the form of a secured promissory note (the “Promissory Note”), and (iii) the remainder in cash (the “Closing Cash Consideration”). The Closing Cash Consideration was reduced by approximately (i) $18,000 of accrued PTO that Buyer assumed as a liability, and (ii) $23,000 in assumed liabilities under a purchase order that was transferred to Buyer at Closing.

The Promissory Note was issued by Buyer for the benefit of CURE Pharmaceutical in the principal amount of $2,000,000 and has a maturity date of July 22, 2023.  The Promissory Note is subject to offset for indemnity claims made by Buyer under the APA.  If there is a pending indemnity claim on July 22, 2023, the amount subject to the claim will not be paid to Cure Pharmaceutical, but will remain outstanding under the Promissory Note until the claim is resolved.

The APA contains customary indemnification provisions and customary representations, warranties and covenants by CURE Pharmaceutical and Buyer for transactions of this type. It also contains a three-year non-compete and non-solicitation provision applicable to CURE Pharmaceutical, and its affiliates, including the Company, in favor of Buyer.

Side Letter

Also on July 22, 2022, in connection with the Closing of the Asset Sale, the Company and Buyer entered into a side letter agreement (the “Side Letter”), pursuant to which the Company (i) made certain limited representations and warranties for the benefit of the Buyer, (ii) made covenants regarding the use of certain trademarks, tradenames, and brand names and logos related to the business of CURE Pharmaceutical (the “Purchased Marks”), including but not limited to the use of the “CURE” name and trademarks, as agreed by CURE Pharmaceutical in the APA, and (iii) made a covenant not to sue with respect to the patents identified in the Side Letter.

Guaranty

On July 22, 2022, in connection with the Closing, the Company made an absolute guaranty (the “Guaranty”) to and for the benefit of Buyer, and other Buyer Indemnitees (as defined therein), of full and timely payment when due of all amounts payable by CURE Pharmaceutical under the APA, which is only terminable upon indefeasible payment in full of the Obligations (as defined therein), which was completed at Closing.

Transition Services Agreement

On July 22, 2022, in connection with the Closing, CURE Pharmaceutical and Buyer entered into a transition services agreement (the “Transition Services Agreement”), pursuant to which CURE Pharmaceutical agreed to provide Buyer certain transition services until the earlier of January 20, 2023 and the date on which the terms for all of the services have expired or been terminated (the “Transition Period”).

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Trademark License Agreement

On July 22, 2022, in connection with the Closing, the Company, CURE Pharmaceutical, and Buyer entered into a trademark license agreement (the “Trademark License Agreement”), pursuant to which Buyer agreed to allow CURE Pharmaceutical, the Company, and their affiliates to continue to use the Purchased Marks during the Transition Period to allow for both the performance of the services to be performed by CURE Pharmaceutical pursuant to the Transition Services Agreement and for an orderly wind-down of use of the Purchased Marks and rebranding by CURE Pharmaceutical, the Company, and their affiliates, including the use of “Powered by Cure” on products the Company purchased from CURE Pharmaceutical and the utilization of CURE Pharmaceutical’s technology.

The above descriptions of the APA, Promissory Note, Side Letter, Guaranty, Transition Services Agreement, and Trademark License Agreement are qualified in their entirety by reference to the APA, Promissory Note, Side Letter, Guaranty, Transition Services Agreement, and Trademark License Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Press Release

On July 28, 2022, the Company issued a press release announcing the completion of the Asset Sale and the additional transactions described above. A copy of the press release is furnished hereto as Exhibit 99.1.

The information contained in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference to this Item 2.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On July 22, 2022, John Bell resigned as a member of the Board of Directors of the Company (the “Board”), Chair of the Audit Committee, and member of the Compensation Committee.  On July 22, 2022, Joshua Held resigned as a member of the Board and member of the Compensation Committee.  On July 22, 2022, Ruben King-Shaw, Jr. resigned as Chair of the Board, member of the Audit Committee, and member of the Nominating and Corporate Governance Committee.  The foregoing decisions to resign were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with the resignations by Messrs. Bell, Held, and King-Shaw, the Compensation Committee recommended, and the Board approved, the acceleration of the vesting of certain restricted stock units previously granted to Messrs. Bell, Held, and King-Shaw.  As a result, the Board approved the acceleration of the vesting of an aggregate of 352,941 restricted stock units that were initially granted to these directors on September 23, 2021 pursuant to the Company’s non-employee director compensation policy, which were originally scheduled to vest on September 23, 2022, the one-year anniversary of the grant date.

Appointment of Director

Effective July 22, 2022, the Board appointed Gerald Bagg to serve as a member of the Board.

Mr. Bagg, 70, has over 45 years of experience in the advertising industry. In September 2002, Mr. Bagg co-founded Quigley-Simpson & Heppelwhite, Inc. (“Quigley-Simpson”), a full-service advertising agency specializing in strategic planning, marketing, media planning and buying, brand building, analytics, creative development, and production.  Mr. Bagg served as Chief Executive Officer from September 2002 to July 2015, and currently serves as Co-Chairman since July 2015. Prior to establishing Quigley-Simpson, Mr. Bagg had an extensive advertising and marketing career beginning in 1976, which included senior executive positions with major global advertising agencies and retailers. Mr. Bagg received his B.A. and M.B.A. from the University of Witwatersrand, Johannesburg.

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There are no family relationships between Mr. Bagg and any directors or executive officers of the Company. Additionally, there are no arrangements between Mr. Bagg and any other person pursuant to which he was selected to serve as a director.  Finally, there are no transactions to which the Company is or was a participant and in which Mr. Bagg has a direct or indirect material interest subject to disclosure as a related party transaction under Item 404(a) of Regulation S-K.

Mr. Bagg will be compensated for his services on the Board in accordance with the Company’s standard non-employee director compensation policy.

Departure of Chief Executive Officer

On July 22, 2022, effective upon the Closing, Robert Davidson stepped down as Chief Executive Officer. Mr. Davidson will continue to serve as a member of the Board, and in connection with the Asset Sale, and pursuant to the Transition Services Agreement, Mr. Davidson shall be available to CURE Pharmaceutical for purposes of providing the Services (as defined in the Transition Services Agreement) to Buyer.

Prior to Mr. Davidson stepping down as Chief Executive Officer, on July 22, 2022, the Compensation Committee recommended, and the Board approved, a grant of 500,000 fully-vested shares of common stock pursuant to the Company’s 2017 Equity Incentive Plan (the “2017 Plan”).  The grant was approved by the Board to reward Mr. Davidson for his exceptional service to the Company in connection with the completion of the Asset Sale.

Appointment of Chief Executive Officer

On July 22, 2022, the Board appointed Nancy Duitch to serve as the Company’s Chief Executive Officer and will continue to serve as a director.

Ms. Duitch, 67, has over 30 years of experience as an entrepreneur and leader in the consumer products industry. Ms. Duitch has served as a member of the Board and as the Company’s Chief Strategic Officer since October 2020.  She has also served as the Chief Executive Officer of The Sera Labs, Inc., a Delaware corporation (“Sera Labs”), a wholly owned subsidiary of the Company, since July 2018. From August 2012 to October 2018, Ms. Duitch served as Chief Executive Officer of VisionWorx, LLC, a marketing agency. Ms. Duitch previously founded and served as Chief Executive Officer of Eyes Wide Open Corp and Vertical Branding, served as President and co-founder of One World Live, and served as Vice President of Sales at Kent and Spiegel. Ms. Duitch received her B.A. from Temple University.

There are no family relationships between Ms. Duitch and any directors or executive officers of the Company. Additionally, there are no arrangements between Ms. Duitch and any other person pursuant to which she was appointed as an executive officer.

In connection with the Closing, the Company repaid the following two loans made by the The Duitch Living Trust, of which Ms. Duitch is the trustee: (i) a senior secured loan with a principal amount of $42,233 issued on January 12, 2022, with an initial interest rate of 10%, a default interest rate of 12%, and an initial maturity date of April 11, 2022, which resulted in a total payoff amount of $44,554, and (ii) a junior secured loan with a principal amount of $1,052,268 issued on June 30, 2021, with an initial interest rate of 10%, a default interest rate of 12%, and an initial maturity date of April 15, 2022, which resulted in a total loan payoff amount of $1,166,374.  Except as set forth above, there are no relationships involving Ms. Duitch that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Departure of Chief Financial Officer

On July 22, 2022, effective upon the Closing, Michael Redard stepped down as Chief Financial Officer.  In connection with the Asset Sale and pursuant to the Transition Services Agreement, Mr. Redard shall be available to CURE Pharmaceutical for purposes of providing the Services (as defined in the Transition Services Agreement) to Buyer.

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Appointment of Chief Financial Officer

On July 22, 2022, the Board appointed Joel Bennett to serve as the Company’s Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer.

Mr. Bennett, 60, joined Sera Labs in May 2022 as a consultant serving as its Chief Financial Officer. Prior to that, Mr. Bennett served as the principal finance and accounting executive of Live Nation Merchandise LLC, the consumer products division of Live Nation Entertainment, Inc., a leading publicly-traded international entertainment company, from November 2019 to December 2021. From February 2019 to May 2020, Mr. Bennett served as Chief Financial Officer for Kori Capital, Inc., the related investment management and strategic advisory firm.  From August 2018 to February 2019, he served as Chief Financial Officer for BlockHold Capital Corporation, an early-stage publicly-listed company providing fintech advisory services and products. Mr. Bennett was also Chief Financial Officer of JAKKS Pacific, Inc., a leading publicly-traded international designer and producer of children’s toys and related products and consumer products, from September 1995 to March 2018. Prior to that, Mr. Bennett held various financial management positions at The Walt Disney Company and Time Warner Entertainment Company. Mr. Bennett began his career at Ernst & Young LLP rising to Supervising Senior. Mr. Bennett received his B.S. in Accounting from San Diego State University and an M.B.A. in Finance from California State University, Northridge. Mr. Bennett is also a Certified Public Accountant.

There are no family relationships between Mr. Bennett and any directors or executive officers of the Company. Additionally, there are no arrangements between Mr. Bennett and any other person pursuant to which he was appointed to serve as an executive officer.  Finally, there are no transactions to which the Company is or was a participant and in which Mr. Bennett has a direct or indirect material interest subject to disclosure as a related party transaction under Item 404(a) of Regulation S-K.

Mr. Bennett entered into an employment agreement (the “Employment Agreement”) with the Company, effective July 22, 2022. Pursuant to the terms of the Employment Agreement, Mr. Bennett will receive (i) an annual base salary of $220,000, and (ii) a grant of 200,000 stock options pursuant to the 2017 Plan. The term of employment under the Employment Agreement is a two-years commencing on July 22, 2022, with a one-year extension available, unless earlier terminated upon 30 days’ written notice by either the Company or Mr. Bennett. In the event Mr. Bennett’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Bennett for Good Reason (as defined in the Employment Agreement), Mr. Bennett will (i) receive an amount equal to one weeks’ salary for every month he has been employed by the Company, with a maximum total severance compensation equal to six months’ salary, (ii) receive accelerated vesting, full immediate vesting in the event of a Change of Control (as defined in the Employment Agreement), and one year accelerated vesting in the event of involuntary termination without Cause or voluntary termination for Good Reason, (iii) be granted a post-termination exercise period for vested stock options of one year from the anniversary of the date of the termination, (iv) receive one month of COBRA coverage for every four months of employment by the Company for a maximum of three months of COBRA premiums, and (v) be entitled to continue participating in employee welfare benefit plans for the shorter of six months or until he becomes eligible to participate in a benefit plan offered by another employer. The above description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.7 to this Current Report on Form 8-K, and incorporated herein by reference.

Departure of Chief Accounting Officer

On July 22, 2022, effective upon the Closing, Mark Udell stepped down as Chief Accounting Officer.  In connection with the Asset Sale and pursuant to the Transition Services Agreement, Mr. Udell shall be available to CURE Pharmaceutical for purposes of providing the Services (as defined in the Transition Services Agreement) to Buyer.

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Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated July 22, 2022, by and between CURE Pharmaceutical and Buyer.
10.2	Promissory Note, dated July 22, 2022, issued by Buyer for the benefit of CURE Pharmaceutical.
10.3	Side Letter, dated July 22, 2022, by and between the Company and Buyer.
10.4	Guaranty, dated July 22, 2022, by and between the Company and Buyer.
10.5	Transition Services Agreement, dated July 22, 2022, by and between CURE Pharmaceutical and Buyer.
10.6	Trademark License Agreement, dated July 22, 2022, by and between CURE Pharmaceutical and Buyer.
10.7	Employment Agreement, dated July 22, 2022, by and between the Company and Joel Bennett.
99.1	Press Release, dated July 28, 2022, issued by the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP.

Dated: July 28, 2022	By:	/s/ Nancy Duitch
Nancy Duitch
Chief Executive Officer

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